As filed with the Securities and Exchange Commission on October 21, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Upland Software, Inc.
(Exact name of registrant as specified in its charter)

Delaware		27-2992077
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)

401 Congress Avenue, Suite 1850
Austin, TX 78701
(512) 960-1010
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kin Gill
Chief Legal Officer and Secretary Upland Software, Inc.
401 Congress Avenue, Suite 1850
Austin, TX 78701
(512) 960-1010
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Steven M. Tyndall
R. John Hensley
Morrison & Foerster LLP
701 Brazos Street, Suite 1100
Austin, TX 78701
Telephone: (737) 309-0700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION DATED OCTOBER 21, 2022
PRELIMINARY PROSPECTUS
Upland Software, Inc.

115,000 shares of Series A Convertible Preferred Stock Up to 7,908,572 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock
This prospectus relates to the resale from time to time by the selling stockholder named herein, or such selling stockholders as may be named in one or more prospectus supplements, of up to an aggregate of 115,000 shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) and up to an aggregate of 7,908,572 shares of the Company’s common stock issuable upon conversion of the 115,000 shares of Series A Preferred Stock held by the selling stockholder (the “Conversion Shares”), which number of Conversion Shares assumes all dividends are paid by increasing the liquidation preference of the shares of Series A Preferred Stock for a period of sixteen dividend payment periods from the initial issuance date of the Series A Preferred Stock. The number of shares of common stock into which the Series A Preferred Stock is convertible is subject to adjustment under certain circumstances. Accordingly, the number of Conversion Shares issuable upon conversion of the Series A Preferred Stock beneficially owned and offered by the selling stockholder pursuant to this prospectus may increase or decrease from that set forth in this prospectus. The Company intends to file a prospectus supplement or a post-effective amendment to this registration statement to the extent additional shares become issuable upon conversion of the Series A Preferred Stock. The Series A Preferred Stock is perpetual and has no maturity date. See “Description of Capital Stock—Preferred Stock—Series A Preferred Stock” for more information about the terms of the Series A Preferred Stock.
The selling stockholder may from time to time sell, transfer or otherwise dispose of any or all of the securities offered by this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” beginning on page 25 of this prospectus for more information.
Our shares of common stock are listed on The Nasdaq Global Market (the “Nasdaq”) under the ticker symbol “UPLD.” The closing sale price of shares of our common stock on the Nasdaq on October 19, 2022 was $7.15 per share.
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.
_______________________
Investing in our securities involves risks. See “Risk Factors” beginning on page 5 and Item 1A Risk Factors in the Company’s most recent Annual Report on Form 10-K and in other filings it makes with the Securities and Exchange Commission (the “SEC”) from time to time.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
_______________________
You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. Neither we nor the selling stockholder have authorized anyone to provide you with different information. The selling stockholder is not making an offer of the securities offered hereby in any state where such offer is not permitted.
The date of this prospectus is                    , 2022.

ABOUT THIS PROSPECTUS
No person has been authorized to give any information or make any representation concerning us, the selling stockholder or the securities to be registered hereunder (other than as contained in this prospectus) and, if any such other information or representation is given or made, you should not rely on it as having been authorized by us. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or as otherwise set forth in this prospectus.
The selling stockholder named herein is offering the securities only in jurisdictions where such offer is permitted. The distribution of this prospectus and the sale of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the distribution of this prospectus and the sale of the securities outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the securities by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless indicated otherwise, references in this prospectus to “Upland,” “UPLD,” the “Company,” “we,” “us” and “our” refer to Upland Software, Inc. and its consolidated subsidiaries.
All references to “this prospectus” refer to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.
All references in this prospectus to our “common stock” refer to the common stock of Upland, par value $0.0001 per share and all references in this prospectus to our “Series A Preferred Stock” refer to the Series A Convertible Preferred Stock of Upland, par value $0.0001 per share.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You can review our electronic filings with the SEC on the SEC’s Internet site at http://www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this prospectus.
We make available free of charge on our website at www.uplandsoftware.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with the SEC. The information on our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.
This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC (other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K and Item 9.01 related thereto), which documents contain important information about us and our common stock:

Commission Filing (File No. 001-36720)	Period Covered or Date of Filing
Annual Report on Form 10-K	Year ended December 31, 2021, filed February 24, 2022
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2022, and June 30, 2022, filed on May 4, 2022, and August 9, 2022, respectively
Definitive Proxy Statement	The sections of the Company’s Definitive Proxy Statement filed on April 29, 2022, that are expressly incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2021
Current Reports on Form 8-K	January 10, 2022, February 24, 2022 (Item 8.01 only), June 13, 2022, July 14, 2022, and August 23, 2022
Description of common stock	Form 8-A filed on November 3, 2014, pursuant to Section 12(b) of the Exchange Act, including any amendment or reports filed thereafter for the purpose of updating such description

We are also incorporating by reference all additional documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, including all such documents filed by us after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and prior to the termination of the offering (other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 on Form 8-K and Item 9.01 related thereto).
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Any information incorporated by reference herein is available to you without charge upon written or oral request. If you would like a copy of any of this information, please submit your request to us at the following address:
Upland Software, Inc.
401 Congress Avenue, Suite 1850
Austin, Texas 78701
Telephone: (512) 960-1010
Attn: Secretary

FORWARD-LOOKING STATEMENTS

Statements contained in this prospectus and any applicable prospectus supplement, including the documents that are incorporated by reference, that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Also, when we use any of the words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “intend” or similar expressions, we are making forward-looking statements. These forward-looking statements are not guaranteed and are based on our present intentions and on our present expectations and assumptions. These statements, intentions, expectations and assumptions involve risks and uncertainties, some of which are beyond our control, that could cause actual results or events to differ materially from those we anticipate or project, such as:
•our financial performance and our ability to achieve or sustain profitability or predict future results;
•our plans regarding future acquisitions and our ability to consummate and integrate acquisitions;
•our ability to expand our go to market operations, including our marketing and sales organization, and successfully increase sales of our products;
•our plans with respect to foreign currency exchange risk and inflation;
•our ability to obtain financing in the future on acceptable terms or at all;
•our expectations with respect to revenue, cost of revenue and operating expenses in future periods;
•our expectations with regard to revenue from perpetual licenses and professional services;
•our ability to adapt to the impacts on the global economy associated with the ongoing COVID-19 pandemic;
•our ability to attract and retain customers;
•our ability to successfully enter new markets and manage our international expansion;
•our ability to comply with privacy laws and regulations;
•our ability to deliver high-quality customer service;
•our plans regarding, and our ability to effectively manage our growth;

•maintaining our senior management team and key personnel;
•the performance of our resellers;
•our ability to adapt to changing market conditions and competition;
•our ability to adapt to technological change and continue to innovate;
•economic and financial conditions;
•the growth of demand for cloud-based, digital transformation applications;
•our ability to integrate our applications with other software applications;
•maintaining and expanding our relationships with third parties;
•costs associated with defending intellectual property infringement and other claims;
•our ability to maintain, protect and enhance our brand and intellectual property;
•our expectations with regard to trends, such as seasonality, which affect our business;
•the operation, reliability and security of our third-party data centers; and
•other risk factors included under “Risk Factors” in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and our other filings with the SEC.

You should not place undue reliance on these forward-looking statements, as events described or implied in such statements may not occur. Except as required by law, we undertake no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law.

THE COMPANY
Overview
Upland provides cloud-based software that enables our customers to drive digital transformation. We service customers ranging from large global corporations and various government agencies as well as small and medium-sized businesses. Our customers operate in a wide variety of industries, including financial services, consulting services, technology, manufacturing, media, telecommunications, government, political, non-profit, healthcare, life sciences, retail and hospitality. Our subscription agreements are typically sold either on a per-seat basis or on a minimum contracted volume basis with overage fees billed in arrears, depending on the application being sold.
We sell our software applications primarily through a direct sales organization comprised of inside sales and field sales personnel. In addition to our direct sales organization, we have an indirect sales organization, which sells to distributors and value-added resellers. We employ a land-and-expand go-to-market strategy. After we demonstrate the value of an initial application to a customer, our sales and account management teams work to expand the adoption of that initial application across the customer, as well as cross-sell additional applications to address other digital transformation needs of the customer. Our customer success organization supports our direct sales efforts by managing the post-sale customer lifecycle.
Through a series of acquisitions and integrations, we have established a library of diverse, cloud-based software applications under the Upland brand that address specific digital transformation needs. To support continued growth, we intend to pursue acquisitions within our core enterprise solution suites of complementary technologies and businesses. This will expand our product library, customer base, and market access resulting in increased benefits of scale.
Corporate Information
Our principal office is located at 401 Congress Avenue, Suite 1850, Austin, Texas 78701, and our telephone number at that address is (512) 960-1010. We maintain a website at www.uplandsoftware.com where general information about us is available. Information on, or accessible through, our website is not part of this prospectus.

THE OFFERING

Issuer	Upland Software, Inc.
Shares of Series A Preferred Stock offered for resale by the selling stockholder	Up to 115,000
Shares of common stock offered for resale by the selling stockholders issuable as Conversion Shares	Up to 7,908,572
Use of Proceeds	The selling stockholder will receive all of the net proceeds from the sale of any securities sold by it pursuant to this prospectus. We will not receive any proceeds from these sales. See “Use of Proceeds” in this prospectus.
Market for our Common Stock	Our shares of common stock are currently listed on the Nasdaq Global Market.
Nasdaq Ticker Symbol	“UPLD”
Risk Factors	Any investment in our securities is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 5 of this prospectus and in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and our other filings with the SEC.

RISK FACTORS

Any investment in our securities is speculative and involves a high degree of risk. You should consider carefully the risk factors contained in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, filed with the SEC and incorporated herein by reference. You should also carefully consider the information set forth under “Risk Factors” in any applicable prospectus supplement. Additional risks and uncertainties that are currently unknown to us or that we currently consider to be immaterial may also adversely impair our business or adversely affect our financial condition or results of operations. If any of the events described in the risk factors below and in those incorporated by reference in this prospectus occurs, our business, financial condition or results of operations could be materially and adversely affected.
Risks Related to the Series A Preferred Stock
The conversion price of the Series A Preferred Stock may not be adjusted for all dilutive events.
The conversion price of the Series A Preferred Stock is subject to adjustment upon the occurrence of specified events, including, but not limited to, the issuance of stock dividends on our shares of common stock, the issuance of certain rights or warrants to holders of our shares of common stock, subdivisions or combinations of our shares of common stock, distributions of capital stock, and certain issuer tender or exchange offers, as described under “Description of Capital Stock—Preferred Stock—Series A Preferred Stock—Conversion Price Adjustments.” However, the conversion rate will not be adjusted for other events, such as third-party tender offers or exchange offers or the issuance of shares of common stock, or securities convertible into shares of common stock, in connection with acquisitions, that may adversely affect the market price of our shares of common stock and the trading price of the Series A Preferred Stock or common stock. An event that is dilutive to the holders of Series A Preferred Stock may occur, and that event may not result in an adjustment to the conversion price.
We will not be obligated to purchase the Series A Preferred Stock upon the occurrence of all significant transactions that are likely to affect the market price of our shares of common stock and/or the trading price of the Series A Preferred Stock.
Upon the occurrence of a fundamental change, holders of Series A Preferred Stock have the right to require us to purchase shares of Series A Preferred Stock. However, the fundamental change provisions do not afford protection to holders of Series A Preferred Stock in the event of certain transactions that could adversely affect the Series A Preferred Stock. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us could substantially affect our capital structure and the value of the Series A Preferred Stock and our shares of common stock, but may not constitute a fundamental change requiring us to purchase the Series A Preferred Stock. In the event of any such transaction, holders of the Series A Preferred Stock would not have the right to require us to purchase their shares of Series A Preferred Stock, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure, the value of the Series A Preferred Stock and our shares of common stock or any credit ratings, thereby adversely affecting holders of the Series A Preferred Stock.

There is no established trading market for the Series A Preferred Stock and we can provide no assurances that one will develop or be sustained.
There is no active trading market for the Series A Preferred Stock. We do not intend to apply for listing of the Series A Preferred Stock on any securities exchange or for inclusion in any automated dealer quotation system. A market may not develop for the Series A Preferred Stock or, if developed, may not be sustained. There can be no assurance as to the liquidity of any market that may develop for the Series A Preferred Stock. If a market develops, the Series A Preferred Stock could trade at prices that may be lower than the initial issuance price or its liquidation preference. The liquidity of the trading market in the Series A Preferred Stock, and the market price quoted for the Series A Preferred Stock, may be adversely affected by changes in the overall market for this type of security, by changes in the market price of our shares of common stock, which may be volatile, and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. If an active, liquid market does not develop for the Series A Preferred Stock, the trading price and liquidity of the Series A Preferred Stock may be adversely affected.
Certain rights of the holders of Series A Preferred Stock will only remain in effect while the selling stockholder or its affiliates own a certain percentage of the Company’s common stock.
Under the Certificate of Designation (as defined below), the holders of Series A Preferred Stock have the right to appoint one director so long as the selling stockholder or its affiliates own at least 5% of the Company’s outstanding common stock (on a fully diluted basis including shares of common stock issuable upon conversion of the Series A Preferred Stock) and the right to appoint one non-voting board observer so long as the selling stockholder or its affiliates own at least 10% of the outstanding Series A Preferred Stock. Furthermore, for so long as the selling stockholder or its affiliates own at least 25% of the outstanding Series A Preferred Stock, the holders of Series A Preferred Stock have certain consent rights described under “Description of Capital Stock—Preferred Stock—Series A Preferred Stock—Voting and Consent Rights”, including, but not limited to, the right to consent to the issuance of senior or parity preferred stock, the payment of certain dividends and the incurrence of certain indebtedness. If the selling stockholder or its affiliates were to no longer meet these ownership thresholds, the holders of the Series A Preferred Stock would no longer have these protective rights under the Certificate of Designation. Furthermore, the selling stockholder and its affiliates have certain rights, including pre-emptive rights, under the Securities Purchase Agreement (as defined below) that would not be afforded to other holders of Series A Preferred Stock.
We may not be able to obtain stockholder approval for the issuance of over 19.99% of our outstanding common stock upon conversion of the Series A Preferred Stock.
We will be required to obtain stockholder approval prior to issuing shares of common stock upon conversion of the Series A Preferred Stock in excess of 19.99% of our outstanding common stock. We can provide no assurances that we will be able to obtain stockholder approval for such an issuance, and we would be required to pay dividends on the Series A Preferred Stock in cash rather than by issuing Liquidation Preference Dividends (as defined below) to the extent the number of Conversion Shares issuable would exceed 19.99% of our outstanding common stock. Although the Certificate of Designation provides for the use of our general basket under our existing credit agreement if we are unable to issue Liquidation Preference Dividends and certain other protections with respect to the negotiation of new credit agreements, we can provide no assurances that we will have sufficient cash to pay dividends on the Series A Preferred Stock for the entire time the Series A Preferred Stock is outstanding as there is no maturity date.
The Series A Preferred Stock is perpetual preferred stock and has no maturity date.
Although we have the ability to redeem the Series A Preferred Stock on or after August 23, 2029, we are not required to do so and the Series A Preferred Stock could remain outstanding in perpetuity. In addition, we may never be required to pay any dividends on the Series A Preferred Stock in cash and could continue to issue Liquidation Preference Dividends so long as we do not breach the requirement to keep the number of shares of common stock issuable upon conversion of the Series A Preferred Stock under 19.99% without stockholder approval. Furthermore, the trading price of our common stock may never trade above the Conversion Price (as defined below) making it economically prudent to convert your shares of Series A Preferred Stock. As a result, you may never fully recoup your investment in the Series A Preferred Stock.

Holders may have to pay taxes if we adjust the conversion rate of the Series A Preferred Stock in certain circumstances, even though holders would not receive any cash.

Upon certain adjustments to (or certain failures to make adjustments to) the conversion rate of the Series A Preferred Stock, holders may be deemed to have received a distribution from us, resulting in taxable income to them for U.S. federal income tax purposes, even though holders would not receive any cash in connection with such adjustment to (or failure to adjust) the conversion rate. If you are a Non-U.S. Holder (as defined in “Certain U.S. Federal Income Tax Considerations”) of the Series A Preferred Stock, any deemed dividend may be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty. Please consult your tax advisor and read “Certain U.S. Federal Income Tax Considerations” regarding the U.S. federal income tax consequences of an adjustment to the conversion rate of the Series A Preferred Stock.

Holders may have to pay taxes if we make distributions of additional Series A Preferred Stock on the Series A Preferred Stock, even if holders do not receive any cash.

We may make distributions on the Series A Preferred Stock in the form of additional shares of Series A Preferred Stock rather than in cash. Although it is not free from doubt, we expect such distributions generally to be tax-free, provided that we do not have outstanding indebtedness that is convertible into shares of common stock, other equity linked securities, or any class of stock in which the holders of the Series A Preferred Stock do not participate in dividends, and cash payments are made or accrued on such instruments The Internal Revenue Service (the “IRS”), however, may disagree with our tax analysis and take the position that distributions in the form of additional shares of Series A Preferred Stock will be subject to tax in the same manner as cash distributions. If such position is successful or certain unexpected circumstances occur, in years in which we have current or accumulated earnings and profits, holders will generally recognize dividend income in an amount equal to the fair market value of the additional shares of Series A Preferred Stock. In such a case, a holder’s tax liability may exceed the cash such holder receives from the Series A Preferred Stock. Thus, holders of the Series A Preferred Stock would be required to use funds from other sources to satisfy their tax liabilities arising from their ownership of the Series A Preferred Stock. In addition, if you are a Non-U.S. Holder (as defined in “Certain U.S. Federal Income Tax Considerations”) of the Series A Preferred Stock, any such dividend may be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty. Please consult your tax advisor and read “Certain U.S. Federal Income Tax Considerations” regarding the U.S. federal income tax consequences of distributions on the Series A Preferred Stock.

Accrued dividends with respect to the Series A Preferred Stock may be treated as taxable dividends even though holders would not receive any cash.

Dividends on the Series A Preferred Stock may be accrued rather than paid at the Company’s sole discretion. The tax treatment of dividends accrued on the Series A Preferred Stock is a matter of uncertainty and may depend, in part, on whether the

Series A Preferred Stock is treated as participating in corporate growth to any significant extent as determined under the applicable Treasury Regulations. The Company takes the position that the Series A Preferred Stock will be treated as participating in corporate growth to a significant extent. This position, however, is not free from doubt and there can be no assurance that the IRS will not take the position that the Series A Preferred Stock should not be treated as participating in corporate growth to any significant extent as determined under the Treasury Regulations. In the event the Series A Preferred Stock is treated as not participating in corporate growth to any significant extent, the unpaid accrued dividends may be treated as “redemption premium.” This redemption premium may be treated as a taxable deemed distribution under Sections 305(b) and 305(c) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), if the redemption premium is in excess of a statutory de minimis amount. Such taxable deemed distributions generally are required to be taken into account under timing principles similar to those governing the inclusion of accrued original issue discount under Section 1272(a) of the Code. Under such circumstances, holders may have taxable income for U.S. federal income tax purposes, even though they would not receive any cash or property in connection with the increase in accrued dividends.

Section 305(c) of the Code and the Treasury Regulations promulgated thereunder also contemplate other circumstances in which a taxable deemed distribution may be treated as having occurred. Section 305(c) of the Code and the applicable Treasury Regulations do not clearly address whether accrued dividends will be treated as redemption premium or otherwise might give rise to a deemed distribution under the Code. The Company takes the position that the accrual of dividends on the Series A Preferred Stock will not be includible in the holder’s taxable income as disguised redemption premium or otherwise until such dividends are authorized by our board of directors, or any duly authorized committee thereof, and declared by the Company and paid in cash. If the IRS were to take a contrary position and treat an increase in the amount of accrued dividends as a current distribution, then holders may have taxable income to them for U.S. federal income tax purposes, even though holders would not receive any cash in connection with the increase in accrued dividends.

Please consult your tax advisor and read “Certain U.S. Federal Income Tax Considerations” regarding the U.S. federal income tax consequences of the accrual of dividends on the Series A Preferred Stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of any securities by the selling stockholder.
The selling stockholder will receive all of the net proceeds from the sale of any securities under this prospectus. The selling stockholder will pay any underwriting discounts, selling commissions and stock transfer taxes, if any, incurred by the selling stockholder in disposing of these shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus.

SELLING STOCKHOLDER

This prospectus relates to the public resale of the securities owned by the selling stockholder listed in the table below. The selling stockholder may from time to time offer and sell pursuant to this prospectus, or otherwise transfer, any, all or none of the shares of Series A Preferred Stock and Conversion Shares owned by it, but is not obligated to do so. See “Plan of Distribution.” The selling stockholder makes no representation that the securities will be offered for sale. The table below presents, as of the date of this prospectus, information regarding the selling stockholder and the securities that it may offer and sell from time to time under this prospectus. For purposes of this prospectus, the selling stockholder includes the holder set forth in the table below, as may be amended or supplemented, and its permitted transferees, pledgees, assignees, distributees, donees or successors or others who later hold any of the selling stockholder’s interests in the securities covered by this prospectus. Selling stockholder information for each additional selling stockholder, if any, will be set forth by prospectus supplement, or post-effective amendment, to the extent required prior to this time of any offer or sale of such selling stockholder’s securities pursuant to this prospectus.
In the table below, the number of shares of common stock that may be offered pursuant to this prospectus is calculated based on an assumed conversion of all 115,000 shares of Series A Preferred Stock outstanding as of the date of this prospectus at the initial conversion price of $17.50 per share (the “Conversion Price”) and assuming all dividends are paid by increasing the liquidation preference of the shares of Series A Preferred Stock for a period of sixteen dividend payment periods from the initial issuance date of the Series A Preferred Stock . The number of shares of common stock into which the Series A Preferred Stock is convertible is subject to adjustment under certain circumstances. Accordingly, the number of Conversion Shares issuable upon conversion of the Series A Preferred Stock beneficially owned and offered by the selling stockholder pursuant to this prospectus may increase or decrease from that set forth in the below table and elsewhere in this prospectus. The Company intends to file a prospectus supplement or a post-effective amendment to this registration statement to the extent additional shares become issuable upon conversion of the Series A Preferred Stock. See “Description of Capital Stock—Preferred Stock—Series A Preferred Stock”.
Beneficial ownership for the purposes of the table below is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. We have based percentage ownership prior to this offering on 31,778,044 shares of common stock outstanding as of October 20, 2022. In calculating percentages of shares of common stock owned by the selling stockholder, we treated as outstanding the number of shares of our selling stockholder issuable upon conversion of the Series A Preferred Stock held by the selling stockholder now and within the next 60 days. For the percentage ownership after this offering, we have assumed the conversion of the Series A Preferred Stock into 7,908,572 shares of common stock being offered by this prospectus.

All information with respect to common stock ownership of the selling stockholder has been furnished by or on behalf of the selling stockholder. We believe, based on information supplied by the selling stockholder, that except as may otherwise be indicated in the table below, the selling stockholder and its affiliates listed in any footnote to the table below have sole voting and dispositive power with respect to the securities reported as beneficially owned by it. Because the selling stockholder may sell some or all of the securities included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the securities, no estimate can be given as to the number of securities available for resale by this prospectus that will be held by the selling stockholder in the future. Further, we cannot advise you as to whether the selling stockholder will in fact convert the Series A Preferred Stock into Conversion Shares or sell any or all of the securities covered by this prospectus. In addition, the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the securities it holds in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. We have, therefore, assumed for the purposes of the following table, that the selling stockholder will have sold all of the securities registered for resale pursuant to this prospectus upon completion of this offering.

	Prior to the Offering						After the Offering
Name of Selling Stockholder	Number of Shares of Series A Preferred Stock Beneficially Owned	Percentage of Series A Preferred Stock Beneficially Owned	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned(3)	Number of Shares of Series A Preferred Stock Registered for Resale	Number of Shares of Common Stock Registered for Resale(4)	Number of Shares of Series A Preferred Stock Beneficially Owned	Percentage of Series A Preferred Stock Beneficially Owned	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned(3)
Ulysses Aggregator, LP(1)	115,000	100%	6,823,155(2)	17.7%	115,000	7,908,572	—	—	251,727	*
*Less than 1%

(1)The address and principal business office of Ulysses Aggregator, LP (“Aggregator LP”) is 1950 University Avenue, Suite 350, Palo Alto, CA 94303. HGGC Fund IV GP, Ltd. (“Fund IV GP Ltd.”) is the ultimate general partner of Aggregator LP and is the sole member of Ulysses Aggregator GP, LLC (“Aggregator GP”), and its investment committee exercises sole voting and investment discretion over the securities held by Aggregator LP. Aggregator GP exercises sole voting and investment discretion over the securities. Richard F. Lawson, Jr. and J. Steven Young are directors of Fund IV GP Ltd. and therefore may be deemed to beneficially own the reported securities but disclaim such beneficial ownership. 251,727 shares of common stock are directly held by Bloom Acquisitions 1, LP, an affiliate of Aggregator LP, which are not being registered for resale pursuant to this prospectus.

(2)Does not include shares of common stock issuable upon conversion of any shares of Series A Preferred Stock issued as dividends paid by increasing the liquidation preference of the Series A Preferred Stock.

(3)Based on 31,778,044 shares of common stock outstanding as of October 20, 2022 and gives effect to the total number of shares of common stock beneficially owned by Aggregator LP assuming full conversion of the shares of common stock registered hereunder. Assumes that no shares of Series A Preferred Stock registered hereunder are sold prior to conversion.
(4)Assumes a conversion rate of the Series A Preferred Stock equal to $17.50 and that all dividends on the Series A Preferred Stock are paid by increasing the liquidation preference of the Series A Preferred Stock for a period of sixteen dividend payment periods from the initial issuance date of the Series A Preferred Stock. The number of shares of common stock into which the Series A Preferred Stock is convertible is subject to adjustment under certain circumstances. See “Description of Capital Stock—Preferred Stock—Series A Preferred Stock—Conversion Price Adjustments”. Furthermore, to the extent shares of Series A Preferred Stock are sold pursuant to this prospectus or otherwise, the number of shares of common stock that may be sold hereunder will be ratably decreased.

Material Relationships
Sale of Series A Preferred Stock
On August 23, 2022, we issued and sold to the selling stockholder 115,000 shares of our newly created Series A Preferred Stock at a price of $1,000 per share, for an aggregate purchase price of $115 million, pursuant to that certain securities purchase agreement entered into by and between us and the selling stockholder, dated as of July 14, 2022 (the “Securities Purchase Agreement”). The selling stockholder has certain rights as a holder of Series A Preferred Stock under the Certificate of Designation for the Series A Preferred Stock. See “Description of Capital Stock—Preferred Stock—Series A Preferred Stock” for more information.
Registration Rights
The selling stockholder has certain customary registration rights with respect to the Series A Preferred Stock and our common stock issuable upon conversion of the Series A Preferred Stock, including rights with respect to the filing of a shelf registration statement, underwritten offering rights and piggy back rights, pursuant to that certain registration rights agreement entered into by and between us and the selling stockholder, dated as of August 23, 2022 (the “Registration Rights Agreement”). In connection with the issuance of shares of Series A Preferred Stock, we are filing a registration statement, of which this prospectus forms a part, to register the resale of up to 115,000 shares of Series A Preferred Stock and up to an aggregate of 7,908,572 Conversion Shares, which number of Conversion Shares assumes all dividends are paid by increasing the liquidation preference of the shares of Series A Preferred Stock for a period of sixteen dividend payment periods from the initial issuance date of the Series A Preferred Stock, to satisfy our obligations under the Registration Rights Agreement.
Preemptive Rights
Under the Securities Purchase Agreement, subject to certain customary exceptions, if the Company makes any non-public offering of any capital stock of, other equity or voting interests in, or equity-linked securities of, the Company or any securities that are convertible or exchangeable into (or exercisable for) capital stock of, other equity or voting interests in, or equity-linked securities of, the Company (subject to certain customary exceptions), each holder of Series A Preferred Stock shall have the right to acquire from the Company its pro rata portion of the securities being offered for the same price and on the same terms as that offered to the other purchasers of such securities.

DESCRIPTION OF CAPITAL STOCK

The following is a description of certain general terms and provisions of our common stock and our current series of preferred stock. This description does not purport to be complete and is subject in all respects to applicable Delaware law and qualified by reference to the provisions of our amended and restated certificate of incorporation (including, without limitation, the Certificate of Designation (as defined below)) and our amended and restated bylaws. Copies of our amended and restated certificate of incorporation (including, without limitation, the certificate of designation governing the Series A Preferred Stock) and amended and restated bylaws are incorporated by reference herein and will be provided to stockholders upon request. See “Where Can You Find More Information.”
General
The Company’s authorized capital stock consists of 50,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share, of which 115,000 shares are designated as Series A Preferred Stock. As of July 29, 2022, we had 31,632,628 shares of common stock and 115,000 shares of Series A Preferred Stock issued and outstanding.
Common Stock
Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our restated certificate of incorporation. This means that the holders of a majority of the shares voted can elect all of the directors then standing for election. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time. Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.
Our common stock is listed on the Nasdaq under the ticker symbol “UPLD”
Preferred Stock
Blank Check Preferred
Under our certificate of incorporation, we may issue preferred stock, in series (in addition to the Series A Preferred Stock), with such designations, powers, preferences and other rights and qualifications, limitations or restrictions as our board of directors may authorize by resolution, without further action by our stockholders, including:

•the distinctive designation of each series and the number of shares that will constitute the series;
•the voting rights, if any, of shares of the series and the terms and conditions of the voting rights;
•the dividend rate on the shares of the series, the dates on which dividends are payable, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative, and the dates from and after which dividends shall accumulate;
•the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;
•the terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided;
•any preferential amount payable upon shares of the series in the event of the liquidation, dissolution or winding up of, or upon the distribution of any of our assets; and
•the prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of the series may be converted or exchanged into other securities, if the shares are convertible or exchangeable.

The particular terms of any series of preferred stock, and the transfer agent and registrar for that series, will be described in a prospectus supplement. Any material U.S. federal income tax consequences and other special considerations with respect to any preferred stock offered under this prospectus will also be described in the applicable prospectus supplement.

The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and powers, including voting rights, of the holders of our common stock. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company, which could depress the market price of our common stock.

Series A Preferred Stock
As of the date of this prospectus, the Company had 115,000 shares of Series A Preferred Stock issued and outstanding. The designations and the powers, preferences and rights, and the qualifications, limitations and restrictions of the Series A Preferred Stock are set forth in our certificate of incorporation, which includes the certificate of designation governing the Series A Preferred Stock (the “Certificate of Designation”). Shares of Series A Preferred Stock have an initial liquidation preference (the “Liquidation Preference”) of $1,000 per share, which may be increased upon the occurrence of a Liquidation Preference Dividend (as defined below).

Ranking
The Series A Preferred Stock ranks (a) senior to (i) common stock and any other class of preferred stock that is expressly junior to the Series A Preferred Stock with respect to the payment of dividends and (ii) common stock and any other class of preferred stock that is expressly junior to the Series A Preferred Stock upon the Company’s liquidation, dissolution or winding up; (b) equally with (i) other classes of preferred stock on parity with respect to the payment of dividends; and (ii) any classes of preferred stock on parity with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; and (c) junior to (i) any class of preferred stock that is expressly senior to the Series A Preferred Stock with respect to the payment of dividends; and (ii) any class of preferred stock that is expressly senior to the Series A Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up.

Regular Dividends
Regular dividends (“Regular Dividends”) on the Series A Preferred Stock will accumulate cumulative dividends as follows: (i) up to but excluding August 23, 2029, at a rate of 4.5% per annum on the Liquidation Preference and (ii) on and after August 23, 2029 at a rate of 7% per annum on the Liquidation Preference. Regular Dividends will accrue quarterly in arrears on each Regular Dividend Payment Date with respect to the Series A Preferred Stock to holders thereof (each a “Holder” and, collectively, the “Holders”) as of the immediately preceding Regular Dividend Record Date and such Regular Dividends shall accrue regardless of whether they have been declared or assets are legally available for their payment. In the Company’s sole discretion, such Regular Dividends may be paid in cash, when, as and if declared by the Board of Directors or (ii) if any Regular Dividends are not paid in cash (regardless of whether or not declared), the dollar amount (expressed as an amount per share of Series A Preferred Stock) of such Regular Dividend (or, if applicable, the portion thereof) not paid in cash will (without duplication) be added, effective immediately before the close of business on the related Regular Dividend Payment Date, to the Liquidation Preference of each share of Series A Preferred Stock outstanding as of such time, which addition will occur automatically, without the need of any action on the part of the Company or any other person (such an increase in the Liquidation Preference, a “Liquidation Preference Dividend”); provided, that the Company shall not be required to pay any Regular Dividends in cash pursuant to clause (i) above (and if the Company does not pay Regular Dividends in cash pursuant to clause (i) above for any applicable period, the Company shall instead pay a Liquidation Preference Dividend pursuant to clause (ii) above with respect to such period, subject to certain limitations) unless and until (x) (A) all outstanding indebtedness and other obligations of the Company and its subsidiaries under or relating to the credit agreement in place as of the date of the Certificate of Designation (as amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time , the “Credit Agreement”) have been paid and satisfied in full and (B) all commitments under the Credit Agreement have been terminated or (y) the Credit Agreement as in effect at the time of any applicable payment of Regular Dividends in cash would not prohibit the payment of such Regular Dividends in cash. For the avoidance of doubt, the Company may elect to pay any Regular Dividend in cash, as a Liquidation Preference Dividend or any combination of the two. Regular Dividends on the Series A Preferred Stock will accumulate daily in arrears from, and including, the last date on which dividends have been accrued or paid (or, if no dividends have been paid, from, and including, the initial issue date) to, but excluding, the next Regular Dividend Payment Date.

Notwithstanding anything to the contrary in the foregoing, unless and until the Company obtains stockholder approval (the “Requisite Stockholder Approval”), if upon any Regular Dividend Payment Date, the Liquidation Preference Dividend or any portion thereof would result in the number of shares of common stock into which the outstanding Series A Preferred Stock could be converted to exceed 19.99% of the Company’s outstanding common stock (the “Issuance Limitation”), then the Company must make each dividend payment or any portion thereof on the Series A Preferred Stock on each such Regular Dividend Payment Date in cash except to the extent prohibited by applicable Delaware law (and any such accrued and unpaid Regular Dividends resulting in conversion in excess of 19.99% of the Company’s outstanding common stock prior to any such Regular Dividend Payment Date must be paid in cash upon any conversion of the Series A Preferred Stock in accordance with Section 11 of the Certificate of Designation rather than converting into shares of common stock); provided that, if the Credit Agreement as in effect at the time of any applicable payment of Regular Dividends in cash would prohibit the payment of such Regular Dividends in cash, the Company shall promptly use commercially reasonable efforts to either (x) obtain the Requisite Stockholder Approval, (y) seek an amendment, restatement or other modification of the Credit Agreement which would permit the payment of Regular Dividends in cash at least to the extent necessary such that any additional Liquidation Preference Dividends would not cause the shares in excess of 19.99% of the Company’s outstanding common stock to be issuable upon conversion of the Series A Preferred Stock or (z) refinance or replace the Credit Agreement with replacement indebtedness which would not prohibit the payment of Regular Dividends in cash at least to the extent necessary such that any additional Liquidation Preference Dividends would not cause more that 19.99% of the Company’s common stock to be issuable upon conversion of the Series A Preferred Stock (both at the time of incurrence of such indebtedness and in any future period) (any such amendment, restatement, modification, refinancing or replacement contemplated in the foregoing clauses (y) and (z), a “Cash Dividend Credit Agreement Amendment”).

Regular Dividends will be computed on the basis of a 360-day year comprised of twelve 30-day months. Regular Dividends on each share of Series A Preferred Stock will accrue on the Liquidation Preference of such share as of immediately before the preceding Regular Dividend Payment Date (or, if there is no preceding Regular Dividend Payment Date, on the closing date under the Securities Purchase Agreement).

“Regular Dividend Payment Date” means each March 31, June 30, September 30 and December 31 of each year, beginning on the first of the foregoing dates occurring after the closing date under the Securities Purchase Agreement.

“Regular Dividend Record Date” means the close of business on either: (a) March 15th, in the case of a Regular Dividend Payment Date occurring on March 31st; (b) June 15th, in the case of a Regular Dividend Payment Date occurring on June 30th; (c) September 15th, in the case of a Regular Dividend Payment Date occurring on September 30th; and (d) December 15th, in the case of a Regular Dividend Payment Date occurring on December 31st, or, if such day is not a business day, the first business day following such day.

Participating Dividends
Subject to the rights of the holders of any class of stock that ranks senior to or on parity with the Series A Preferred Stock and certain other exceptions, no dividend or other distribution on the common stock (whether in cash, securities (including rights or options) or other property, or any combination of the foregoing) will be declared or paid on the common stock (an “Extraordinary Dividend”) unless, at the time of such declaration and payment, an equivalent dividend or distribution is declared and paid, respectively, on the Series A Preferred Stock (such a dividend or distribution on the Series A Preferred Stock, a “Participating Dividend,” and such corresponding dividend or distribution on the common stock, the “Common Stock Participating Dividend”), such that: (1) the record date and the payment date for such Participating Dividend occur on the same dates as the record date and payment date, respectively, for such Common Stock Participating Dividend; and (2) the kind and amount of consideration payable per share of Series A Preferred Stock in such Participating Dividend is the same kind and amount of consideration that would be payable in the common stock Participating Dividend in respect of a number of shares of common stock equal to the number of shares of common stock that would be issuable in connection with an Optional Conversion (as defined below) (subject to the same arrangements, if any, in such Common Stock Participating Dividend not to issue or deliver a fractional portion of any security or other property, but with such arrangement applying separately to each Holder and computed based on the total number of shares of Series A Preferred Stock held by such Holder on such record date).

Conversion
Holders of Series A Preferred Stock have the right to convert all, or any whole number of shares that is less than all, of such Holder’s Series A Preferred Stock to common stock at any time, except that such conversion is not permitted if a Fundamental Change (as defined below) repurchase notice has been delivered with respect to such share or shares (subject to certain exceptions), such share or shares have been called for redemption (subject to certain exceptions) or the Company does not have sufficient authorized and unissued and unreserved shares of common stock to effect such conversion (the “Optional Conversion”). Subject to certain exceptions, the consideration due upon settlement of a conversion will consist of: the number of shares of our common stock equal to the quotient obtained by dividing (I) (a) the Liquidation Preference for such shares of Series A Preferred Stock subject to conversion plus (b) all accrued and unpaid dividends up to, but excluding, the date of conversion, by (II) the Conversion Price, in each case, as of immediately after the close of business on the date of such Optional Conversion. In the event that the Optional Conversion occurs after the Record Date but before the next payment date, then such dividend will be paid notwithstanding such conversion.

In lieu of delivering any fractional share of common stock due upon conversion of any Series A Preferred Stock, the Company will, to the extent it is legally able to do so and permitted under the terms of its indebtedness, pay cash for such fractional amount of the Optional Conversion.

Notwithstanding anything to the contrary in the Certificate of Designation, unless and until the Requisite Stockholder Approval is obtained, the aggregate number of shares of common stock issuable or deliverable upon an Optional Conversion, together with any shares of common stock previously held by the selling stockholder (subject to proportionate adjustment for stock dividends, stock splits or stock combinations) shall be capped at 19.9% of the shares of common stock issued and outstanding as of the issuance date of the Series A Preferred Stock (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to the common stock).

“Record Date” means, with respect to any dividend or distribution on, or issuance to holders of, Series A Preferred Stock or common stock, the date fixed (whether by applicable law, applicable provision of the Company’s charter or bylaws, resolution of the the Board of Directors or otherwise) to determine the holders of Series A Preferred Stock or the holders of common stock, as applicable, that are entitled to such dividend, distribution or issuance.

Conversion Price Adjustments
The Conversion Price is subject to adjustment from time to time, without duplication, upon the occurrence of any of the following events:
•If the Company issues shares of common stock as a dividend or distribution on all or substantially all shares of common stock, or if the Company effects a stock split or a stock combination of the common stock (in each case excluding an issuance solely pursuant to an Extraordinary Dividend, as to which a different adjustment applies, or a Common Stock Change Event (as defined below), as to which a different adjustment applies), then the Conversion Price will be adjusted based on the following formula:
where:
CP0 = the Conversion Price in effect immediately before the close of business on the Record Date for such dividend or distribution, or immediately before the close of business on the effective date of such stock split or stock combination, as applicable;
CP1 = the Conversion Price in effect immediately after the close of business on such Record Date or effective date, as applicable;
OS0 = the number of shares of common stock outstanding immediately before the close of business on such Record Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and
OS1 = the number of shares of common stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.
•If the Company or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of its common stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined by the Board of Directors in good faith) of the cash and other consideration paid per share of common stock in such tender or exchange offer exceeds the last reported sale price per share of the Company’s common stock on the trading day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Price will be decreased based on the following formula:
where:
CP0 = the Conversion Price in effect immediately before the time (the “Expiration Time”) such tender or exchange offer expires;
CP1 = the Conversion Price in effect immediately after the Expiration Time;
SP = the average of the last reported sale prices per share of common stock over the ten consecutive trading day period beginning on, and including, the trading day immediately after the Expiration Date;
OS0 = the number of shares of common stock outstanding immediately before the Expiration Time (including all shares of common stock accepted for purchase or exchange in such tender or exchange offer);
AC = the aggregate value (determined as of the Expiration Time by the Board of Directors in good faith) of all cash and other consideration paid for shares of common stock purchased or exchanged in such tender or exchange offer; and
OS1 = the number of shares of common stock outstanding immediately after the Expiration Time (excluding all shares of common stock accepted for purchase or exchange in such tender or exchange offer);
To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of common stock in such tender or exchange offer are rescinded, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of common stock, if any, actually made, and not rescinded, in such tender or exchange offer.

•If the Company distributes, to all or substantially all holders of its common stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan) entitling such holders, for a period of not more than sixty calendar days after the Record Date of such distribution, to subscribe for or purchase shares of common stock at a price per share that is less than the average of the last reported sale price per share of the Company’s common stock for the ten consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced, then the Conversion Price will be decreased based on the following formula:
where:

CP0    =    the Conversion Price in effect immediately before the close of business on such Record Date;
CP1    =    the Conversion Price in effect immediately after the close of business on such Record Date;
OS    =    the number of shares of common stock outstanding immediately before the close of business on such Record Date;
Y    =    a number of shares of common stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the last reported sale price per share of common stock for the ten consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced; and

X    =    the total number of shares of common stock issuable pursuant to such rights, options or warrants.
To the extent such rights, options or warrants are not so distributed, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the decrease to the Conversion Price for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the decrease to the Conversion Price for such distribution been made on the basis of delivery of only the number of shares of common stock actually delivered upon exercise of such rights, option or warrants.

•If the Company distributes shares of its capital stock, evidences of the Company’s indebtedness or other assets or property of the Company, or rights, options or warrants to acquire the Company’s capital stock or other securities, to all or substantially all holders of its common stock, excluding transactions as to which other conversion adjustments apply, then the Conversion Price will be decreased based on the following formula:

where:
CP0 =    the Conversion Price in effect immediately before the close of business on the Record Date for such distribution;
CP1 =    the Conversion Price in effect immediately after the close of business on such Record Date;
SP =    the average of the last reported sale price per share of common stock for the ten consecutive trading days ending on, and including, the trading day immediately before the ex-dividend date for such distribution; and
FMV =    the fair market value (as determined by the Board of Directors in good faith), as of such Record Date, of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of common stock pursuant to such distribution;
provided, however, that, if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Price, each Holder will receive, for each share of Series A Preferred Stock held by such Holder on such Record Date, at the same time and on the same terms as holders of common stock, the amount and kind of shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received in such distribution if such Holder had owned, on such Record Date, a number of shares of common stock equal to the number of shares of common stock that would be issuable in respect of one share of Series A Preferred Stock that is converted with an Optional Conversion date occurring on such Record Date (subject to the same arrangements, if any, in such distribution not to issue or deliver a fractional portion of any capital stock, evidences of indebtedness, assets, property, rights, options or warrants, but with such arrangement applying separately to each Holder and computed based on the total number of shares of Series A Preferred Stock held by such Holder on such Record Date).

•If the Company distributes or dividends shares of capital stock of any class or series, or similar equity interests, of or relating to an affiliate or subsidiary or other business unit of the Company to all or substantially all holders of the common stock (excluding transactions as to which other conversion adjustments apply), and such capital stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Price will be decreased based on the following formula:

where:
CP0 =    the Conversion Price in effect immediately before the close of business on the Record Date for such Spin-Off;
CP1 =    the Conversion Price in effect immediately after the close of business on such Record Date;
SP =    the average of the last reported sale price per share of common stock for each trading day in the Spin-Off Valuation Period (as defined below); and
FMV =    the product of (x) the average of the last reported sale price per share or unit of the capital stock or equity interests distributed in such Spin-Off over the ten consecutive trading day period (the “Spin-Off Valuation Period”) beginning on, and including, the ex-dividend date for such Spin-Off; and (y) the number of shares or units of such capital stock or equity interests distributed per share of common stock in such Spin-Off
•If, at any time, the Company or any of its subsidiaries issues or otherwise sells any equity-linked securities for a consideration per share of its common stock (or conversion or exchange price per share of its common stock) less than the Conversion Price in effect immediately prior to such issuance or sale, then immediately upon such issuance or sale, then the Conversion Price will be adjusted based on the following formula:
where:
CP0    =    the Conversion Price in effect immediately before the issuance of such equity-linked securities;
CP1    =    the Conversion Price in effect immediately after the issuance of such equity-linked securities;
OS0    =    the number of shares of common stock outstanding immediately before the issuance of such equity-linked securities;
AC    =    the aggregate consideration, if any, received by the Company for such equity-linked securities; and
X    =    the number of shares of common stock issued or sold in such issuance of such equity-linked securities (including shares of common stock issuable upon conversion, exercise or exchange of such equity-linked securities);
provided, however, that (A) any re-pricing or amendment of any equity-linked securities will be deemed to be the issuance of additional equity-linked securities, without affecting any prior adjustments theretofore made to the Conversion Price); and (B) in no event will the Conversion Price be increased pursuant to this adjustment.
To the fullest extent permitted by applicable law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) decrease the Conversion Price by any amount if: (1) the Board of Directors determines that such decrease is in the Company’s best interest or that such decrease is advisable to avoid or diminish any income tax imposed on holders of common stock or rights to purchase common stock as a result of any dividend or distribution of shares (or rights to acquire shares) of common stock or any similar event; (2) such decrease is in effect for a period of at least twenty business days; and (3) such decrease is irrevocable during such period; provided, however, that any such decrease that would be reasonably expected to result in any income tax imposed on the Holders shall require the affirmative vote or consent of the Holders of a majority of the outstanding Series A Preferred Stock.

Effect of Common Stock Change Event

If there occurs any recapitalization, reclassification or change of the common stock (other than (i) changes solely resulting from a stock split or a stock combination of the common stock, (ii) a change only in par value or from par value to no par value or no par value to par value or (iii) recapitalization, reclassifications or change of the common stock that do not involve the issuance of any other series or class of securities), consolidation, merger, business combination, binding or statutory share exchange involving the Company, sale, lease or other transfer of all or substantially all of the assets of the Company or other substantially similar event and, as a result of which, the Company’s common stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event” and such other securities, cash or property, the “Reference Property,”), then, notwithstanding anything to the contrary in the Certificate of Designation:

•from and after the effective time of such Common Stock Change Event: (I) the consideration due upon conversion of any Series A Preferred Stock will be determined in the same manner as if each reference to any number of shares of common stock in Section 11 or in Section 12 of the Certificate of Designation, or in any related definitions, were instead a reference to the same amount of Reference Property; (II) for purposes of Section 8 of the Certificate of Designation, each reference to any number of shares of common stock in such sections (or in any related definitions) will instead be deemed to be a reference to the same amount of Reference Property; and (III) for purposes of the definitions of “Fundamental Change,” the terms “common stock” and “common equity” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property;
•if the Reference Property consists entirely of cash, then the Company will pay the cash due in respect of all conversions whose date of Optional Conversion occurs on or after the effective date of such Common Stock Change Event no later than the tenth business day after the relevant Optional Conversion; and

•for these purposes: (I) the Daily VWAP of any Reference Property or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property or portion thereof that does not consist of a class of common equity securities, and the last reported sale price of any Reference Property or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of common stock, by the holders of common stock. The Company will notify the Holders of such weighted average as soon as practicable after such determination is made.

Redemption Right at the Company’s Option
The Company may redeem any or all of the Series A Preferred Stock on a date fixed by the Company for redemption that is on or after August 23, 2029 for cash in an amount equal to the product of (i) the Liquidation Preference as of the close of business on such redemption date and (ii) 105% plus all accrued and unpaid dividends; provided that the Company may not redeem such shares of Series A Preferred Stock unless it has sufficient funds legally available and is permitted under the terms of its indebtedness for borrowed money to effect such redemption and certain common stock liquidity conditions are satisfied on such redemption date.

Right of Holders to Cause Company Repurchase upon a Fundamental Change
If a Fundamental Change occurs, a Holder may elect to either (a) convert all or a portion of such Holder’s shares of Series A Preferred Stock into shares of common stock at the then-applicable Conversion Price, effective as of immediately prior to such Fundamental Change, or (b) require the Company to repurchase all or any whole number of such Holder’s shares of Series A Preferred Stock (that have not been converted into shares of common stock) for cash (out of funds legally available therefor) equal to the greater of (i) the sum of the Liquidation Preference, plus the “Make-Whole Amount” determined pursuant to the Certificate of Designation and (ii) the amount such Holder would have received had such Holder exercised such Holder’s option to convert such shares of Series A Preferred Stock into common stock immediately prior to such Fundamental Change.

“Fundamental Change” means any of the following events, whether in a single transaction or a series of related transactions: (a) a “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Exchange Act) is or becomes become the direct or indirect beneficial owner of shares of the Company’s common stock representing more than fifty percent (50%) of the voting power of all of the Company’s common stock; or (b) the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any person, other than one of the Company’s wholly owned subsidiaries; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Company’s common stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property, provided, however, that any merger, consolidation, share exchange, combination, reclassification or recapitalization of the Company pursuant to which the persons that beneficially owned all classes of the Company’s common equity immediately before such transaction directly or indirectly beneficially own, immediately after such transaction, more than 50% of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction, will be deemed not to be a Fundamental Change.

Voting and Consent Rights
Subject to applicable law, each Holder is entitled to vote the number of votes equal to the number of shares of common stock into which such share could be converted on all matters on which stockholders of the Company generally are entitled to vote.
Additionally, subject to certain exceptions, the consent of the Holders of a majority of the outstanding Series A Preferred Stock, voting separately as a single class, will be required for so long as shares representing 25% of the Series A Preferred Stock outstanding as of the Closing Date remain outstanding for, among other things, (i) amendments to the Company’s Certificate of Incorporation, the Certificate of Designation or the Company’s bylaws that adversely affect the rights, preferences and privileges or powers, or otherwise amend the terms, of the Series A Preferred Stock, (ii) any increase or decrease of the authorized number of shares of Series A Preferred Stock, (iii) any issuances of shares of (a) any class or series of the Company’s stock (other than the Series A Preferred Stock), the terms of which would result in such class or series ranking equally with the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets upon the Company’s liquidation, dissolution or winding up, (b) any class or series of the Company’s stock, the terms of which would result in such class or series ranking senior to the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets upon the Company’s liquidation, dissolution or winding up, or (c) other securities or equity interests that would have or that do have preferences or relative, participating, option, special or other rights senior to or on parity with the Series A Preferred Stock, (iv) the creation of securities having preferences or relative, participating, option, special or other rights senior to or on parity with, the Series A Preferred Stock, (v) the Company to redeem, purchase, or otherwise acquire or pay or declare any dividend or other distribution on (or pay into or set aside for a sinking fund for any such purpose) any capital stock of the Company, subject to certain exceptions, (vi) the Company to enter into a transaction with an affiliate of the Company or any of its subsidiaries that is material to the Company and its subsidiaries, (vii) the Company to incur, assume, endorse, guarantee or otherwise become liable for any indebtedness for borrowed money or issue any debt securities or any rights to acquire any debt securities, subject to certain exceptions, (viii) any action to deregister the common stock under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or delist the Company’s common stock from the Nasdaq, other than as a result of a Fundamental Change or (ix) any dissolution, liquidation, bankruptcy or winding up of the Company. In addition, any action that would adversely affect the rights of any Holder in a manner disproportionate to the other Holders will require the consent of such affected Holder.
No Maturity, Sinking Fund or Mandatory Redemption
      The Series A Preferred Stock has no maturity date and we are not required to redeem the Series A Preferred Stock at any time. Accordingly, our Series A Preferred Stock will remain outstanding indefinitely unless and until the Holders exercise their Optional Conversion rights or we decide, at our option, to exercise our optional redemption right or there is a Fundamental Change repurchase. The Series A Preferred Stock is not subject to any sinking fund.
Governance Rights
Pursuant to the Certificate of Designation, for so long as the selling stockholder or its affiliates beneficially own at least 5% of our common stock (on a fully diluted basis), which such ownership shall be deemed to include the shares of common stock issuable in connection with an Optional Conversion, the selling stockholder will have the right to nominate for election one individual to the board of directors of the Company (the “Series A Director”). Pursuant to this nomination right, the selling stockholder’s initial nominee to serve as Series A Director, David H. S. Chung, was elected to the board of directors effective following the issuance of the Series A Preferred Stock and the closing of the transaction.

Additionally, pursuant to the Certificate of Designation, for so long as the selling stockholder or its affiliates beneficially own at least 10% of the outstanding Series A Preferred Stock at issuance, the selling stockholder has the right to appoint one non-voting board observer.
Indemnification of Directors and Officers
Under the General Corporation Law of the State of Delaware (the “DGCL”), a Delaware corporation may include in its certificate of incorporation a provision that, subject to the limitations described below, eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director. Such a provision may not eliminate or limit the liability of a director for (i) any breach of the duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) the willful or negligent payment of unlawful dividends or purchases or redemptions of shares of stock, or (iv) transactions from which such director derived an improper personal benefit. The Company’s certificate of incorporation includes a provision providing that directors of the Company shall not be liable to the Company or our stockholders for monetary damages for breach of fiduciary duty, except to the extent such exemption or limitation is not permitted by the DGCL.

The DGCL also provides that a Delaware corporation has the power to indemnify any person who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee of another entity, against reasonable expenses (including attorneys’ fees) and, in actions not brought by or in the right of the corporation, judgments, fines and amounts paid in settlement, in each case, actually and reasonably incurred in connection with such action, suit or proceeding, but only if such person acted in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful, except that in any action brought by or in the right of the corporation, such indemnification may not be made if such person is adjudged liable to the corporation (unless otherwise determined by the court in which such action, suit or proceeding was brought or the Delaware Court of Chancery). In addition, under Delaware law, to the extent that a present or former director or officer of a Delaware corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above or any claim, issue or matter therein, he or she must be indemnified by the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him or her. Furthermore, under Delaware law, a Delaware corporation is permitted to maintain directors’ and officers’ insurance.

The Company’s bylaws require the Company to indemnify any person who is or was a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding described above by reason of the fact that such person is or was a director of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another entity, to the fullest extent permitted by law. The Company’s bylaws also require the Company to pay the legal expenses (including attorneys’ fees) of any such person in defending any such action, suit or proceeding in advance of its final disposition subject, in the case of present directors and officers, to the provision by such director or officer of an undertaking to repay the amounts advanced if it is ultimately determined that such director or officer is not entitled to be indemnified under the bylaws or otherwise.

Anti-Takeover Effects of Delaware Law and the Certificate of Incorporation and Bylaws
Delaware law and the Company’s certificate of incorporation and bylaws contain provisions that may prevent or discourage a third party from acquiring the Company, even if the acquisition would be beneficial to our stockholders.

Pursuant to the certificate of incorporation, our board of directors have the authority to create one or more series of preferred stock of the Company (in addition to the Series A Preferred Stock) and to fix the designations and the powers, preferences and rights, if any, and the qualifications, limitations and restrictions, if any, of shares of such new series of preferred stock of the Company and to issue shares of such series without a stockholder vote, which could be used to dilute the ownership of a hostile acquirer.

Pursuant to the certificate of incorporation, our board of directors have the power to amend the bylaws of the Company, which may allow our board of directors to take certain actions to prevent an unsolicited takeover.

The Company is also subject to Delaware law prohibiting the Company from engaging in any “business combination” with an “interested stockholder” for a period of three years subsequent to the time that the stockholder became an interested stockholder unless:

•prior to such time, our board of directors approved either the business combination or the transaction in which the stockholder became an interested stockholder;
•upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock (with certain exclusions); or
•at or after the person becomes an interested stockholder, the business combination is approved by our board of directors and authorized by a vote of at least 66 2/3% of the outstanding voting stock of the Company not owned by the interested stockholder.
For purposes of Delaware law, an “interested stockholder” generally is defined as an entity or person (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) directly or indirectly beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated or associated with such entity or person.
For purposes of Delaware law, a “business combination” includes mergers, asset sales and other transactions resulting in financial benefit to a stockholder. This Delaware law could prohibit or delay mergers or other takeover or change of control attempts with respect to the Company and, accordingly, may discourage attempts that might result in a premium over the market price for the shares held by stockholders of the Company.
Transfer Agent and Registrar
The transfer agent and registrar for the Company’s common stock and Series A Preferred Stock is Broadridge Corporate Issuer Solutions, Inc.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the U.S. federal income tax considerations with respect to the ownership, disposition and conversion of the Series A Preferred Stock and the ownership and disposition of any common stock received upon conversion of our Series A Preferred Stock. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations and judicial decisions and administrative interpretations thereof, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion is limited to investors that hold the Series A Preferred Stock (and the common stock received upon conversion of Series A Preferred Stock) as capital assets (generally, assets held for investment) for U.S. federal income tax purposes. Furthermore, this discussion does not address all aspects of U.S. federal income taxation that may be applicable to investors in light of their particular circumstances, or to investors subject to special treatment under U.S. federal income tax law, such as financial institutions, insurance companies, real estate investment trusts, regulated investment companies, controlled foreign corporations, passive foreign investment companies, tax-exempt organizations, entities that are treated as partnerships for U.S. federal income tax purposes, dealers in securities or currencies, expatriates, persons deemed to sell the Series A Preferred Stock under the constructive sale provisions of the Code, persons that hold the Series A Preferred Stock as part of a straddle, hedge, conversion transaction or other integrated investment, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar and persons who are required to recognize income for U.S. federal income tax purposes no later than when such income is taken into account in applicable financial statements. Furthermore, this discussion does not address considerations relating to the alternative minimum tax, the Medicare tax, any U.S. federal estate or gift tax consequences or any state, local or non-U.S. tax consequences. No assurance can be given that the Internal Revenue Service (the “IRS”) would not assert, or that a court would not sustain, a position contrary to any of those set forth below.

This discussion is not, and is not intended to be, tax advice. Potential investors should consult their tax advisors as to the particular U.S. federal income tax consequences to them of owning and disposing of the Series A Preferred Stock (and the common stock received upon conversion of Series A Preferred Stock), as well as the effects of other U.S. federal tax laws or state, local and non-U.S. tax laws.

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Series A Preferred Stock (or common stock received upon conversion of Series A Preferred Stock) other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes that is, for U.S. federal income tax purposes:

•an individual who is a citizen or resident of the United States,
•a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, that is created or organized under the laws of the United States, any of the states or the District of Columbia,
•an estate the income of which is subject to U.S. federal income taxation regardless of its source, or
•a trust (A) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) that has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

For purposes of this summary, the term “Non-U.S. Holder” means a beneficial owner of Series A Preferred Stock (or common stock received upon conversion of Series A Preferred Stock), other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, who is not a U.S. Holder.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) owns the Series A Preferred Stock (or common stock received upon conversion of Series A Preferred Stock), the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partners in a partnership that owns the Series A Preferred Stock (or common stock received upon conversion of Series A Preferred Stock) should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

U.S. Holders

Distributions on the Common Stock or the Series A Preferred Stock

In general, distributions with respect to the common stock or the Series A Preferred Stock, as applicable (other than distributions on the Series A Preferred Stock in the form of additional Series A Preferred Stock, described below in “–U.S. Holders–Distributions of Additional Series A Preferred Stock on the Series A Preferred Stock”), will be subject to tax as dividends to the extent paid out of the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such income will be includible in the gross income of a U.S. Holder as ordinary income on the day actually or constructively received by such holder.

To the extent that the amount of any distribution exceeds the Company’s current and accumulated earnings and profits, as determined under U.S. federal income tax principles, the excess will first be treated as a tax-free return of capital, causing a reduction (but not below zero) in the adjusted tax basis of a U.S. Holder’s common stock or Series A Preferred Stock, as applicable. The amount of any remaining excess will be subject to tax as capital gain recognized on a sale or exchange as described below under “–U.S. Holders–Dispositions of Series A Preferred Stock and Common Stock.”

Non-corporate U.S. Holders will generally be eligible for reduced rates of taxation on any dividend paid out of current and accumulated earnings and profits, provided that certain holding period and other requirements are satisfied. Corporate U.S. Holders will generally be eligible for a 50% dividends-received deduction on any dividend paid out of current and accumulated earnings and profits, provided that certain holding period and other requirements are satisfied.

A dividend that exceeds certain thresholds in relation to a U.S. Holder’s tax basis in the stock could be characterized as an “extraordinary dividend” (as defined in Section 1059 of the Code). If a corporate U.S. Holder receives an extraordinary dividend, it will generally be required to reduce (but not below zero) its stock basis in the shares in respect of which the extraordinary dividend is paid by the portion of such dividend that is not taxed because of the dividends-received deduction. If the amount of the basis reduction exceeds the corporate U.S. Holder’s tax basis in its stock, the excess will be treated as taxable gain. If a non-corporate U.S. Holder receives an extraordinary dividend, it will be required to treat any loss on the sale of the shares in respect of which such extraordinary dividend is paid as a long-term capital loss to the extent of the extraordinary dividends received that qualify for the reduced dividend tax rate described above.

U.S. Holders should consult their own tax advisor regarding the availability of the reduced dividend tax rate or the dividends-received deduction in light of their particular circumstances.

Distributions of Additional Series A Preferred Stock on the Series A Preferred Stock

If we make a distribution on the Series A Preferred Stock in the form of additional Series A Preferred Stock, the tax treatment to a U.S. Holder that receives such distribution will depend on whether (a) the Series A Preferred Stock is treated as participating in corporate growth to any significant extent as determined under the Treasury Regulations and (b) we have outstanding indebtedness that is convertible into shares of common stock, other equity linked securities, or any class of stock in which the holders of the Series A Preferred Stock do not participate in dividends, and cash payments are made or accrued on such instruments (any such circumstance, the “Other Equity Situation”). The Company believes that the Series A Preferred Stock will be treated as participating in corporate growth to significant extent and, unless otherwise noted, this summary assumes that such treatment applies. This view, however, is not free from doubt. There can be no assurance that the IRS will not take the position that the Series A Preferred Stock should not be treated as participating in corporate growth to any significant extent as determined under the Treasury Regulations. In general, a U.S. Holder is bound by our determination, unless the U.S. Holder explicitly discloses that it is taking a contrary position in a statement attached to its timely filed tax return for the taxable year in which it acquires the stock.

Assuming that we do not have any Other Equity Situation, a distribution on the Series A Preferred Stock in the form of additional Series A Preferred Stock is, while not free from doubt, expected to be tax-free to the U.S. Holder receiving such distribution. A U.S. Holder’s existing tax basis in the Series A Preferred Stock in such case will be allocated between the Series A Preferred Stock and the additional Series A Preferred Stock based on their relative fair market values on the date of the distribution. Such U.S. Holder’s holding period for such additional Series A Preferred Stock will generally include the period during which the Series A Preferred Stock was held prior to the distribution. If the IRS were to disagree with our tax analysis, however, the fair market value of the additional Series A Preferred Stock would be treated as a taxable distribution to the U.S. Holder receiving such distribution, as described below.

If any Other Equity Situation occurs, the tax treatment of a distribution on the Series A Preferred Stock in the form of additional Series A Preferred Stock is not entirely clear. Such a distribution may be a taxable distribution to the U.S. Holder receiving such distribution, as described above in “–U.S. Holders–Distributions on the Common Stock or the Series A Preferred Stock.” Alternatively, such a distribution may be a tax-free distribution, as described in the previous paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of such a distribution if an Other Equity Situation occurs.

Adjustment of Conversion Rate

The conversion rate of the Series A Preferred Stock is subject to adjustment under certain circumstances. A U.S. Holder of Series A Preferred Stock will be treated as having received a constructive distribution includible in such holder’s U.S. income in the manner described under “–U.S. Holders–Distributions on the Common Stock or the Series A Preferred Stock” above, if and to the extent that certain adjustments (or failures to make adjustments) in the conversion rate increase the U.S. Holder’s proportionate interest in our earnings and profits. Thus, under certain circumstances in the event of a deemed distribution, a U.S. Holder may recognize taxable income without receiving any cash or property.

Conversion of Series A Preferred Stock into Common Stock

A U.S. Holder will generally not recognize gain or loss upon the conversion of the Series A Preferred Stock into shares of common stock and cash in lieu of fractional shares, except that a U.S. Holder’s receipt of cash in lieu of a fractional share of common stock will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share of common stock and the U.S. Holder’s tax basis in the fractional share of common stock).

A U.S. Holder’s tax basis in shares of common stock received upon conversion of the Series A Preferred Stock (and any fractional shares of our common stock treated as received and then exchanged for cash) will equal the basis of the converted shares of Series A Preferred Stock and the holding period of such shares of common stock will include the holding period of the converted shares of Series A Preferred Stock.

Dispositions of Series A Preferred Stock and Common Stock

Except as described above under “–U.S. Holders–Conversion of Series A Preferred Stock into Common Stock”, a U.S. Holder will generally recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of the common stock or the Series A Preferred Stock equal to the difference between the amount of cash and the fair market value of any property received upon the disposition and the U.S. Holder’s adjusted tax basis in the common stock or the Series A Preferred Stock. This gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has held the common stock or the Series A Preferred Stock for more than one year. Otherwise, such gain or loss will be a short-term capital gain or loss. Long-term capital gains of non-corporate U.S. Holders are currently subject to tax at a reduced rate. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

Distributions on the Common Stock or the Series A Preferred Stock

In general, distributions with respect to the common stock or the Series A Preferred Stock, as applicable (other than distributions on the Series A Preferred Stock in the form of additional Series A Preferred Stock, described below in “–Non-U.S. Holders–Distributions of Additional Series A Preferred Stock on the Series A Preferred Stock”), will be subject to tax as dividends to the extent paid out of the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such income will be includible in the gross income of a Non-U.S. Holder as ordinary income on the day actually or constructively received by such holder. To the extent that the amount of any distribution exceeds the Company’s current and accumulated earnings and profits, as determined under U.S. federal income tax principles, the excess will first be treated as a tax-free return of capital, causing a reduction (but not below zero) in the adjusted tax basis of a Non-U.S. Holder’s common stock or Series A Preferred Stock, as applicable. The amount of any remaining excess will be treated as capital gain realized on a sale or exchange as described below under “–Non-U.S. Holders–Dispositions of Series A Preferred Stock and Common Stock.”

If you are a Non-U.S. Holder of the common stock or the Series A Preferred Stock, taxable dividends paid to you will generally be subject to withholding of U.S. federal income tax at a 30% rate or lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by a Non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) are not subject to withholding tax, provided certain certification and disclosure requirements (generally on an IRS Form W-8ECI) are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a “United States person” as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder of the common stock or the Series A Preferred Stock who wishes to claim the benefits of an applicable income tax treaty will be required to provide IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for income tax treaty benefits. Special certification and other requirements apply to certain Non-U.S. Holders that are pass-through entities rather than corporations or individuals or that hold their interests through certain intermediaries.

A Non-U.S. Holder of common stock or Series A Preferred Stock eligible for a reduced rate of withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for a refund with the IRS.

Distributions of Additional Series A Preferred Stock on the Series A Preferred Stock

If we make a distribution on the Series A Preferred Stock in the form of additional Series A Preferred Stock, the tax treatment to a Non-U.S. Holder receiving such distribution will depend on whether (a) the Series A Preferred Stock is treated as participating in corporate growth to any significant extent as determined under the Treasury Regulations and (b) any Other Equity Situation occurs. As discussed above in “–U.S. Holders–Distributions of Additional Series A Preferred Stock on the Series A Preferred Stock.” the Company believes that the Series A Preferred Stock will be treated as participating in corporate growth to a significant extent. This view, however, is not free from doubt. There can be no assurance that the IRS will not take the position that the Series A Preferred Stock should not be treated as participating in corporate growth to any significant extent as determined under the Treasury Regulations. In general, a Non-U.S. Holder is bound by our determination, unless the Non-U.S. Holder explicitly discloses that it is taking a contrary position in a statement attached to its timely filed tax return for the taxable year in which it acquires the stock.

Assuming that the Series A Preferred Stock is treated as participating in corporate growth to a significant extent, a distribution on the Series A Preferred Stock in the form of additional Series A Preferred Stock, while not free from doubt, is expected to be tax-free to a Non-U.S. Holder receiving such distribution unless any Other Equity Situation occurs. However, if the Series A Preferred Stock is treated as not participating in corporate growth to any significant extent, whether or not the Other Equity Situation occurs, or if the IRS were to disagree with our analysis regarding an Other Equity Situation, the fair market value of the additional Series A Preferred Stock will be treated as a taxable distribution to the Non-U.S. Holder, as described above in “–Non-U.S. Holders–Distributions on the Common Stock or the Series A Preferred Stock.” Assuming that the Series A Preferred Stock is treated as participating in corporate growth to a significant extent, if any Other Equity Situation occurs, it is unclear whether the distribution will be tax-free to a Non-U.S. Holder or will be treated as a taxable distribution to the Non-U.S. Holder, as described above in “–Non-U.S. Holders–Distributions on the Common Stock or the Series A Preferred Stock.” Any withholding obligation imposed on a taxable distribution of Series A Preferred Stock will reduce the amount of Series A Preferred Stock distributed to such holder by 30% unless the applicable withholding rate is reduced or eliminated by treaty.

Adjustment of Conversion Rate

As described above under “–U.S. Holders–Adjustment of Conversion Rate,” adjustments to the conversion rate (or failure to make adjustments) that have the effect of increasing a Non-U.S. Holder’s proportionate interest in our assets or earnings may, in some circumstances, result in a deemed distribution to the Non-U.S. Holder that will be subject to tax as described above under “–Non-U.S. Holders–Distributions on the Common Stock or the Series A Preferred Stock.” Any constructive dividend deemed paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by treaty. However, any constructive dividends that are effectively connected with the conduct of a trade or business by a Non-U.S. Holder within the United States will be subject to tax as described above under “–Non-U.S. Holders–Distributions on the Common Stock or the Series A Preferred Stock.”

Conversion of Series A Preferred Stock into Common Stock

A Non-U.S. Holder will generally not recognize gain or loss in respect of the receipt of common stock upon the conversion of the Series A Preferred Stock.

Dispositions of Series A Preferred Stock and Common Stock

Except as described above under “–Non-U.S. Holders–Conversion of Series A Preferred Stock into Common Stock”, any gain realized on the disposition of the common stock or Series A Preferred Stock (other than a conversion of Series A Preferred Stock into common stock) will generally not be subject to U.S. federal income tax unless:

•the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•we are or have been a “United States real property holding corporation” as described under section 897 of the Code for U.S. federal income tax purposes during the shorter of the five-year period preceding the date of the disposition or the non-United States holder’s holding period.

An individual Non-U.S. Holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. An individual Non-U.S. Holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. If a Non-U.S. Holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

We do not believe that we are, have been, or will be a “United States real property holding corporation” for U.S. federal income tax purposes, however, no assurances can be made in this regard.

FATCA

Legislation commonly referred to as “FATCA,” and Treasury Regulations and administrative guidance promulgated thereunder, require withholding at a rate of 30% on certain payments made to certain foreign financial institutions (including investment funds), unless such institution (i) agrees to report to the IRS, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interest or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and withhold on certain payments, or (ii) complies with the terms of an intergovernmental agreement between the United States and an applicable foreign country. Accordingly, the entity through which our Series A Preferred Stock or common stock is held will affect the determination of whether such withholding is required. Similarly, a U.S. federal withholding tax of 30% will also generally be imposed on certain payments made to a non-financial non-U.S. entity that does not qualify under certain exceptions unless such entity either (i) certifies to us (or an applicable withholding agent) that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we (or an applicable withholding agent) will in turn provide to the IRS. You should consult your tax advisor regarding the possible implications of FATCA on your ownership of the common stock or the Series A Preferred Stock. In addition, while existing Treasury Regulations would also require withholding on payments of gross proceeds of the disposition our Series A Preferred Stock and common stock, the U.S. Treasury Department has indicated in subsequent proposed regulations its intent to eliminate this requirement. The U.S. Treasury Department has stated that taxpayers may rely on these proposed regulations pending their finalization.

PLAN OF DISTRIBUTION

We are registering up to 115,000 shares of Series A Preferred Stock and up to an aggregate of 7,908,572 Conversion Shares, which number of Conversion Shares assumes all dividends are paid by increasing the liquidation preference of the shares of Series A Preferred Stock for a period of sixteen dividend payment periods from the initial issuance date of the Series A Preferred Stock.
These securities may be offered from time to time by the selling stockholder named in this prospectus. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholder, which, as used herein, includes donees, pledgees, transferees or other successors-in-interest selling Conversion Shares or shares of Series A Preferred Stock received after the date of this prospectus from the selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of the securities on any stock exchange, market or trading facility on which our common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholder may use any one or more of the following methods when disposing of its securities:
•on Nasdaq, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;
•to or through underwriters or dealers pursuant to an underwritten resale offering or other underwritten transactions on a firm commitment or best efforts basis;
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the securities as agent, but may purchase and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•through trading plans entered into by the selling stockholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of securities on the basis of parameters described in such trading plans;

•directly to one or more purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;
•short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•distribution to employees, members, limited partners or equityholders of the selling stockholder;
•through the writing or settlement of options (including put or call options pursuant to the Certificate of Designation) or other hedging transactions, whether through an options exchange or otherwise;
•by pledge to secured debts and other obligations;
•delayed delivery arrangements;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
•a combination of any such methods of sale; and
•any other method permitted by applicable law.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the securities it owns and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the securities, from time to time, under this prospectus, or under an amendment to this prospectus amending the list of selling stockholders to include any donee, pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus. The selling stockholder also may transfer the securities in other circumstances, in which case the donees, transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by the selling stockholder that a donee, pledgee, transferee, or other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus or a post-effective amendment to name specifically such person as a selling stockholder.

In connection with the sale of the securities or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such securities in the course of hedging the positions they assume. The selling stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling stockholder from the sale of the securities offered hereby will be the purchase price of such securities less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from the resale of the securities.

Instead of selling the securities pursuant to this prospectus, the selling stockholder may sell the securities in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act. The selling stockholder has the sole and absolute discretion not to accept any purchase offer or make any sale of securities if it deems the purchase price to be unsatisfactory at any particular time.

The selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling stockholder or borrowed from any selling stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any selling stockholder in settlement of those derivatives to close out any related open borrowings of stock.

The selling stockholder may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may affect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriter or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The selling stockholder may solicit offers to purchase shares directly from, and it may sell such shares directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement, if any.
It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities.

The selling stockholder may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the selling stockholder pay for solicitation of these contracts.

In effecting sales, broker-dealers or agents engaged by the selling stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts, or concessions from the selling stockholder in amounts to be negotiated immediately prior to the sale. In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed eight percent (8%) of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.
To our knowledge, there are currently no plans, arrangements, or understandings between the selling stockholder and any broker-dealer or agent regarding the sale of the shares by the selling stockholder. Upon our notification by the selling stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the selling stockholder and any underwriters, broker-dealers or agents who execute sales for the selling stockholder or otherwise participate in the sale of the securities herein may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of such securities may be underwriting discounts or commissions under the Securities Act. A selling stockholder who is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, with respect to a particular offering of the securities held by the selling stockholder, the specific securities to be offered and sold, the name of the selling stockholder, the respective purchase prices and public offering prices, the proceeds to be received from the sale (if any) and other material terms of the offering, the settlement of short sales entered into after the date of this prospectus, the names of any participating agents, broker-dealers or underwriters and any applicable commissions or discounts, concessions and other items constituting compensation from the selling stockholder will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

The underwriters, broker-dealers and agents may engage in transactions with us or the selling stockholder, or perform services for us or the selling stockholder, in the ordinary course of business.

In order to comply with the securities laws of some states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states, the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholder and its affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We entered into a Registration Rights Agreement with the selling stockholder to register the Series A Preferred Stock and Conversion Shares under applicable federal securities laws under specific circumstances and specific times. We will pay all expenses of the registration of the Series A Preferred Stock and Conversion Shares pursuant the applicable Registration Rights Agreement, including, without limitation, SEC filing fees, expenses of compliance with state securities or “blue sky” laws and certain related fees and disbursements of counsel for the selling stockholder; provided, however, that the selling stockholder will pay all underwriting discounts, selling commissions and stock transfer taxes, if any. We have agreed to indemnify the selling stockholder and underwriters, if any, for the securities, against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the securities offered by this prospectus, in accordance with the applicable Registration Rights Agreement. In addition, the selling stockholder has agreed to indemnify the Company against certain liabilities relating to the information provided by the selling stockholder expressly for use in this prospectus, in accordance with the applicable Registration Rights Agreement.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Morrison & Foerster LLP and counsel for any underwriters or agents, if any, will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Upland Software, Inc. appearing in Upland Software, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2021, and the effectiveness of Upland Software, Inc.’s internal control over financial reporting as of December 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered hereby:

Amount to be paid
SEC Registration Fee	$15,251.68
Accounting Fees and Expenses	10,000.00
Legal Fees and Expenses	100,000.00
Miscellaneous	4,748.32
Total	$130,000.00

Item 15. Indemnification of Directors and Officers.

Section 102(b)(7) of the DGCL permits a corporation, in its certificate of incorporation, to limit or eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit.
Under Section 145 of the DGCL, a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify any person who was or is a party or is threatened to be made a party to any such threatened, pending or completed action by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) only against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent the appropriate court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.
As permitted by Section 102(b)(7) of the DGCL, the Company’s certificate of incorporation provides that no director of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may be amended. This provision in the Company’s certificate of incorporation does not eliminate the directors’ fiduciary duties, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director of the Company may be subject to personal liability for breach of the director’s duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other applicable law, such as the United States federal securities laws or state or federal environmental laws.
The Company’s bylaws also provide that the Company is required to indemnify and advance expenses to its present and former officers and directors to the fullest extent permitted by applicable law.
The Company maintains directors’ and officers’ liability insurance for its directors and officers. Further, the Company has entered into director and officer indemnification agreements, pursuant to which the Company agreed to additional indemnification and advancement procedures and protections for its directors and certain of its executive officers.

Item 16. Exhibits.

The following exhibits are filed or incorporated by reference as part of this registration statement.

Exhibit No.	Description
4.1
Amended and Restated Certificate of Incorporation of Upland Software, Inc. (incorporated by reference to Exhibit 3.2 to the registrant’s Registration Statement on Form S-1 effective November 5, 2014 (File No. 333-198574)).

4.2
Amended and Restated Bylaws of Upland Software, Inc. (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K (File No. 001-36720) filed with the SEC on February 4, 2020).

4.3
Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K (File No. 001-36720) filed with the SEC on August 23, 2022).

4.4	Specimen Common Stock certificate (incorporated by reference to Exhibit 4.1 to the registrant’s Quarterly Report on Form 10-Q (File No. 001-36720) filed with the SEC on December 22, 2014).
5.1*	Opinion of Morrison & Foerster LLP.
10.1#
Securities Purchase Agreement, by and between Upland Software, Inc. and Ulysses Aggregator, LP, dated as of July 14, 2022 (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K (File No. 001-36720) filed with the SEC on July 14, 2022).

10.2
Registration Rights Agreement, by and between Upland Software, Inc. and Ulysses Aggregator, LP, dated as of August 23, 2022 (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K (File No. 001-36720) filed with the SEC on August 23, 2022).

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).
24.1*	Powers of Attorney (included on the signature page to this registration statement).
107*	Calculation of Filing Fee tables

*    Filed herewith.
#    Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K and the Company agrees to furnish supplementally to the SEC a copy of any omitted schedules or exhibits upon request.

Item 17. Undertakings.

(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by such undersigned registrant;
(iii)    the portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act

(and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Austin, State of Texas, on October 21, 2022.

UPLAND SOFTWARE, INC.
By: /s/ John T. McDonald
Name: John T. McDonald
Title: Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Upland Software, Inc. hereby severally constitutes and appoints John T. McDonald and Michael D. Hill, as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre-and post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ John T. McDonald	Chief Executive Officer	October 21, 2022
John T. McDonald	(principal executive officer)

/s/ Michael D. Hill	Chief Financial Officer	October 21, 2022
Michael D. Hill	(principal financial officer and principal accounting officer)

/s/ Stephen E. Courter	Director	October 21, 2022
Stephen E. Courter

/s/ David D. May	Director	October 21, 2022
David D. May

/s/ Joe Ross	Director	October 21, 2022
Joe Ross

/s/ Teresa Walsh	Director	October 21, 2022
Teresa Walsh

/s/ David Chung	Director	October 21, 2022
David Chung